Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 31, 2024, with respect to the financial statement of HMH Holding Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo, Norway
January 27, 2025